                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                     ORTHODONTIC CENTERS OF AMERICA, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

          [Logo of Orthodontic Centers of America, Inc. appears here]

                         5000 Sawgrass Village Circle
                                   Suite 25
                       Ponte Vedra Beach, Florida 32082

                                April 14, 1999

TO THE STOCKHOLDERS OF
ORTHODONTIC CENTERS OF AMERICA, INC.:

You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Orthodontic Centers of America, Inc., to be held on Thursday, May 13, 1999, at 1:00 p.m. (Eastern Time) at the Marriott at Sawgrass Resort in Ponte Vedra Beach, Florida.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card as soon as possible so that your vote will be recorded. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

Important information about the Company and the matters to be addressed at the Annual Meeting is contained in the accompanying Proxy Statement and Annual Report to Stockholders. We encourage you to read them.

I look forward to seeing you at this year's Annual Meeting.

                                          Sincerely,

                                          /s/ Gasper Lazzara, Jr., D.D.S.
                                          Gasper Lazzara, Jr., D.D.S.
                                          Chairman of the Board and
                                          Co-Chief Executive Officer

                                   IMPORTANT

            PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

          [Logo of Orthodontic Centers of America, Inc. appears here]

                         5000 Sawgrass Village Circle
                                   Suite 25
                       Ponte Vedra Beach, Florida 32082

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 13, 1999

TO THE STOCKHOLDERS OF
ORTHODONTIC CENTERS OF AMERICA, INC.:

The Annual Meeting of Stockholders of Orthodontic Centers of America, Inc. (the "Company") will be held on May 13, 1999, at 1:00 p.m. (Eastern Time) at the Marriott at Sawgrass Resort in Ponte Vedra Beach, Florida for the following purposes:

  (1) To elect two nominees as Class II directors;

  (2) To ratify the appointment of the accounting firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 1999; and

  (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 30, 1999 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                          By order of the Board of Directors,

                                          /s/ Bartholomew F. Palmisano, Jr.
                                          Bartholomew F. Palmisano, Jr.
                                          Corporate Secretary

Metairie, Louisiana
April 14, 1999

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

          [Logo of Orthodontic Centers of America, Inc. appears here]

                         5000 Sawgrass Village Circle
                                   Suite 25
                       Ponte Vedra Beach, Florida 32082

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Orthodontic Centers of America, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Marriott at Sawgrass Resort in Ponte Vedra Beach, Florida, on May 13, 1999, at 1:00 p.m. (Eastern
Time), for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to stockholders of the Company on or about April 14, 1999.

  If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted (i) FOR the election as Class II directors of the nominees listed thereon and described in this Proxy Statement, (ii) FOR ratification of the appointment of the accounting firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 1999, and (iii) in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the Annual Meeting. The persons named as proxies in the enclosed form of proxy were selected by the Board of Directors.

  Stockholders who sign proxies have the right to revoke them at any time before they are voted by written request to the Company. The giving of the proxy will not affect the right of any stockholder to attend the Annual Meeting and vote in person.

  The close of business on March 30, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 30, 1999, the Company had authorized 100,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of which 48,002,576 shares were outstanding and entitled to vote. The Common Stock is the Company's only class of voting stock with shares outstanding.

                       PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

  In accordance with the Restated Certificate of Incorporation and Bylaws of the Company, the Board of Directors has divided the current Board of Directors into three classes, with two classes consisting of two directors each and one class consisting of three directors. One class of directors is elected each year for a term of three years. The term of each of the Company's current Class II directors, Michael C. Johnsen, Ashton J. Ryan, Jr. and Edward J. Walters, Jr., expires at the Annual Meeting. The Board of Directors has nominated Messrs. Johnsen, Ryan and Walters for election at the Annual Meeting as Class II directors to serve until the Company's Annual Meeting of Stockholders in 2002 and until their respective successors have been elected and qualified. Messrs. Johnsen, Ryan and Walters have each consented to be a candidate and to serve as a director of the Company, if elected.

  Unless a proxy specifies otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominees listed below. Should a nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

  A director of the Company is elected by the affirmative vote of a plurality of the votes present or represented at the Annual Meeting and entitled to vote. The Company's Restated Certificate of Incorporation does not provide for cumulative voting and, accordingly, each stockholder may cast one vote per share for each nominee.

Class II Nominees

  The Board of Directors recommends that the stockholders vote FOR election of the following nominees as Class II directors of the Company:

                                                                       Director
 Name                            Age Principal Occupation               Since
 ----                            --- --------------------              --------
 Michael C. Johnsen............. 46  Chief Operating Officer of the      1994
                                      Company (1997-Present); Vice
                                      President of Operations of the
                                      Company (1994-1997)
 Ashton J. Ryan, Jr............. 51  President and Chief Executive       1996
                                      Officer, FirsTrust Corp., New
                                      Orleans, Louisiana (1998-
                                      Present); President, First
                                      National Bank of Commerce, New
                                      Orleans, Louisiana (1993-1998)
 Edward J. Walters, Jr.......... 52  Attorney and Partner, Moore,        1994
                                      Walters, Shoenfelt & Thompson,
                                      Baton Rouge, Louisiana

Continuing Directors

  The persons named below will continue to serve as directors of the Company until the annual meeting of stockholders in the year indicated below and until their successors are elected and take office. Stockholders are not voting on the election of the Class I and Class III directors. The following table shows the names, ages and principal occupations of each continuing director and the year in which each was first elected to the Board of Directors.

                                                                       Director
 Name                            Age Principal Occupation               Since
 ----                            --- --------------------              --------
 Class I--Term Expires in 2001
 Geoffrey L. Faux............... 43  President of the Company (1997-     1996
                                      Present); Executive Vice
                                      President and Chief
                                      Administrataive Officer of the
                                      Company (1996-1997); Director,
                                      Investment Banking Group,
                                      Prudential Securities
                                      Incorporated (1992-1996)
 A Gordon Tunstall.............. 55  President, Tunstall Consulting,     1996
                                      Inc., Tampa, Florida
 Class III--Term Expires in 2000
 Gasper Lazzara, Jr., D.D.S..... 56  Chairman of the Board and Co-       1994
                                      Chief Executive Officer of the
                                      Company
 Bartholomew F. Palmisano, Sr... 52  Co-Chief Executive Officer of       1994
                                      the Company (1998-Present);
                                      Chief Financial Officer and
                                      Senior Vice President of the
                                      Company (1994-1998)

  Except as indicated above, the nominees and continuing directors have had the principal occupations indicated for more than five years. Dr. Lazzara and Mr. Johnsen are brothers-in-law.

  Mr. Tunstall also serves on the boards of directors of Advanced Lighting Technologies, Inc., Discount Auto Parts, Inc., Horizon Medical Products, Inc. and Romac International, Inc.

Meetings of the Board of Directors and Committees

  During 1998, the Board of Directors held four regularly scheduled and special meetings. Each director attended at least 75% of the meetings of the Board of Directors and committees on which such director served.

  The Board of Directors has established the standing committees described below. The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of the Company except those matters that cannot by law be delegated by the Board of Directors. The Executive Committee is currently comprised of Dr. Lazzara and Messrs. Palmisano, Faux and Johnsen. The Executive Committee held one meeting during 1998.

  The Audit Committee selects and engages on behalf of the Company, subject to the approval of the stockholders, and fixes the compensation of, a firm of certified public accountants whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which they are appointed, and who also report to the Audit Committee. The Audit Committee confers with the auditors and determines the scope of the auditing of the books and accounts of the Company and its subsidiaries. The Audit Committee is also responsible for determining that the business practices and conduct of employees and other representatives of the Company and its subsidiaries comply with the Company's policies and procedures. The Audit Committee is currently comprised of Messrs. Ryan, Tunstall and Walters. The Audit Committee held one meeting during 1998.

  The Compensation Committee establishes a general compensation policy for the Company and has the responsibility for the approval of increases in directors' fees and in salaries paid to officers and senior employees earning in excess of an annual base salary of $75,000. The Compensation Committee also possesses all of the powers of administration under all of the Company's employee benefit plans, including any stock option plans, bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee determines, subject to the provisions of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee is currently comprised of Dr. Lazzara and Messrs. Tunstall and Walters. The Compensation Committee held one meeting during 1998.

  The Board of Directors has no standing nominating committee.

Compensation of Directors

  Directors of the Company are paid compensation of $1,250 for each meeting of the Board of Directors attended. Members of the Executive Committee of the Board of Directors receive a fee of $750 per month, and members of the Audit and Compensation Committees of the Board of Directors receive $625 per committee meeting attended. All directors receive reimbursement for necessary travel expenses incurred in attending Board of Directors or committee meetings.

  The Company's 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Director Plan") provides that directors who are not employees of the Company will automatically receive options to purchase 2,400 shares of Common Stock on the first trading date of each year at an exercise price equal to the market price of the Common Stock on the date of grant. The options (one-third of which may be exercised two years from the date of grant, one-third three years from the date of grant and one-third four years from the date of grant) terminate ten years after the date of grant. In addition, the options terminate if not exercised within 90 days after the director ceases to be a member of the Board of Directors unless the director dies, becomes disabled, retires or is terminated other than for cause. At March 30, 1999, options to purchase an aggregate of 26,400 shares of Common Stock had been granted to the Company's outside directors under the Director Plan. Of such options, 4,800 have become exercisable.


                       PROPOSAL 2: SELECTION OF AUDITORS

  The Audit Committee of the Board of Directors has selected the accounting firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 1999, subject to the approval of the stockholders. This firm has served as the independent auditors of the Company since the Company's formation in July 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

  The affirmative vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote is needed to ratify the appointment of Ernst & Young LLP as auditors of the Company and its subsidiaries for 1999. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.

  The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth information with respect to ownership of shares of Common Stock at March 30, 1999, by each of the Company's directors and by all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote to the following table, each of the stockholders listed below has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

                                       Number of Shares   Percentage of Shares
Beneficial Owner                      Beneficially Owned Beneficially Owned (1)
----------------                      ------------------ ----------------------
Gasper Lazzara, Jr., D.D.S. (2).....      3,871,977                8.1%
Bartholomew F. Palmisano, Sr. (3)...      3,054,519                6.4
Geoffrey L. Faux (4)................        107,338                  *
Michael C. Johnsen (5)..............        115,794                  *
Ashton J. Ryan, Jr. (6).............          2,800                  *
A Gordon Tunstall (7)...............          1,800                  *
Edward J. Walters, Jr. (8)..........         11,800                  *
Bartholomew F. Palmisano, Jr. (9)...        720,763                1.5
All Executive Officers and Directors
 as a Group (eight persons).........      7,886,791               16.4

--------
 *  Less than 1%.
(1) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person which are currently exercisable or which will become exercisable within 60 days following March 30, 1999, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.
(2) Includes options currently exercisable to purchase 273,981 shares of Common Stock. In connection with the settlement of litigation initiated by two orthodontists against the Company, such orthodontists entered into a voting trust agreement which provides that, until the later of the time at which the two orthodontists own no shares of Common Stock or October 18, 2004, Dr. Lazzara or his designee may vote the orthodontists' shares of the Common Stock. Such orthodontists hold 296,530 shares of Common Stock which are included in the table. Dr. Lazzara disclaims beneficial ownership of such shares. Of the shares deemed beneficially owned by Dr. Lazzara, an aggregate of 685,400 shares are held in separate trusts by a third party trustee for the benefit of each of Dr. Lazzara's children, and 301,832 shares are held in a charitable foundation of which Dr. Lazzara is a co-trustee. Dr. Lazzara disclaims beneficial ownership of such shares.
(3) Includes options currently exercisable to purchase 273,981 shares of Common Stock. Of the shares deemed beneficially owned by Mr. Palmisano, an aggregate of 707,016 shares are held in separate trusts by a third party trustee for the benefit of each of Mr. Palmisano's children. Mr. Palmisano disclaims beneficial ownership of such shares.
(4) Includes options currently exercisable to purchase 50,000 shares of Common Stock. Mr. Faux holds options to purchase an additional 289,014 shares of Common Stock that are not included in the table above.
(5) Includes options currently exercisable to purchase 53,056 shares of Common Stock.
(6) Includes options currently exercisable to purchase 600 shares of Common
    Stock.
(7) Includes options currently exercisable to purchase 1,800 shares of Common Stock.
(8) Includes options currently exercisable to purchase 7,800 shares of Common Stock. Of the shares deemed beneficially owned by Mr. Walters, 4,000 shares are held in trusts, of which Mr. Walters is the trustee. Mr. Walters disclaims beneficial ownership of such shares.

(9) Includes options currently exercisable to purchase 15,023 shares of Common Stock. Of the shares deemed beneficially owned by Mr. Palmisano, an aggregate of 707,016 shares are held in trusts, of which Mr. Palmisano is the co-trustee, for the benefit of Mr. Palmisano's siblings. Mr. Palmisano disclaims beneficial ownership of such shares.

  The following table sets forth information with respect to ownership of shares of Common Stock at March 30, 1999, by each person not listed in the table above that is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated in a footnote to the following table, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                               Percent of
Name and Address of Beneficial      Number  of Shares         Common Stock
Owner                             Beneficially Owned (1) Beneficially Owned (1)
------------------------------    ---------------------- ----------------------
Amvescap, PLC
  11 Devonshire Square
  London, England
  1315 Peachtree Street, N.E.
  Atlanta, GA 30309 (2).........        2,432,500 (3)             5.1%
Denver Investment Advisors LLC
  1225 17th Street, 26th Floor
  Denver, CO 80202..............        1,831,200 (4)             3.8
Massachusetts Financial Services
 Company
  500 Boylston Street
  Boston, MA 02116..............        2,994,374                 6.3
T. Rowe Price Associates, Inc.
 and T. Rowe
  Price New Horizons Fund, Inc.
  100 East Pratt Street
  Baltimore, MD 21202...........        3,890,600 (5)             8.1

--------
(1) As disclosed in Schedule 13G filed with the Securities and Exchange Commission ("SEC").
(2) Amvescap, PLC filed a Schedule 13G with the SEC on behalf of a group consisting of the following entities: AIM Management Group, Inc., Amvescap Group Services, Inc., Amvescap, PLC, Amvescap, PLC (GA), AVZ, Inc., Invesco (NY) Asset Management, Inc., Invesco Capital Management, Inc., Invesco Funds Group, Inc., Invesco Management & Research, Inc., Invesco North American Holdings, Inc., Invesco Realty Advisors, Inc. and Invesco, Inc.
(3) Voting and investment power is shared with respect to each of such shares.
(4) Includes 1,010,700 shares with respect to which sole voting power is held.
(5) Includes 609,800 shares with respect to which T. Rowe Price Associates, Inc. has sole voting power, and 2,900,000 shares as to which T. Rowe New Horizons Fund, Inc. has sole voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific dates by which these reports are to be filed, and the Company is required to report in this Proxy Statement any failure to file reports as required for 1998.

  Based solely upon its review of the copies of reports furnished to the Company and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company believes that all Section 16(a) reporting and filing requirements relating to ownership of the Common Stock were complied with for 1998.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table reflects the compensation of Dr. Lazzara and Bartholomew
F. Palmisano, Sr., the Company's Co-Chief Executive Officers, and Messrs. Faux, Johnsen and Bartholomew F. Palmisano, Jr., each of whom are executive officers of the Company and whose total annual compensation during 1998 exceeded $100,000 (collectively, the "Named Executive Officers"):

                          Summary Annual Compensation

                                                                     Long-Term
                                                                    Compensation
                                          Annual Compensation          Awards
                                     ------------------------------ ------------
                                                                     Securities
                                               Annual  Other Annual  Underlying
Name and Principal Position     Year  Salary   Bonus   Compensation   Options
---------------------------     ---- -------- -------- ------------ ------------
Gasper Lazzara, Jr., D.D.S.,
 Co-Chief Executive Officer...  1998 $180,000    --         --        120,000
                                1997  120,000    --      $11,500      120,000
                                1996  120,000    --       10,750       44,050
Bartholomew F. Palmisano, Sr.,
 Co-Chief Executive Officer...  1998 $150,000    --         --        120,000
                                1997  150,000    --      $11,500      120,000
                                1996  150,000    --       13,375       44,050
Geoffrey L. Faux,
 President....................  1998 $200,000    --         --         40,000
                                1997  200,000 $120,000   $11,500      199,014
                                1996    *        *          *            *
Michael C. Johnsen,
 Chief Operating Officer......  1998 $200,000    --         --           --
                                1997  159,616    --      $11,500       30,000
                                1996  125,000 $  5,853     3,750       11,364
Bartholomew F. Palmisano, Jr.,
 Chief Financial Officer......  1998 $105,000    --         --           --
                                1997    *        *          *            *
                                1996    *        *          *            *

--------
* Total annual compensation did not exceed $100,000 during the period indicated.

Stock Option Grants and Exercises

  The following table sets forth certain information concerning stock options exercised by, and granted to, the Named Executive Officers in 1998. The Company granted no stock appreciation rights in 1998.

                       Option Grants In Last Fiscal Year

                                                                           Potential Realizable
                                                                             Value at Assumed
                         Number of    Percent of                           Annual Rates of Stock
                         Securities  Total Options                          Price Appreciation
                         Underlying   Granted to    Exercise or             for Option Term (3)
                          Options    Employees in   Base Price  Expiration -------------------------
Name                     Granted(1) Fiscal Year (2)  Per Share     Date        5%            10%
----                     ---------- --------------- ----------- ---------- ----------     ----------
Gasper Lazzara, Jr.,
 D.D.S..................  120,000        38.1%       $13.8125    10/18/08  $1,042,385 (4) $2,641,624 (4)
Bartholomew F.
 Palmisano, Sr..........  120,000        38.1         13.8125    10/18/08   1,042,385 (4)  2,641,624 (4)
Geoffrey L. Faux........   40,000        12.7         13.2500     9/18/08     333,312 (5)    844,683 (5)
Michael C. Johnsen......       --          --              --          --          --             --
Bartholomew F.
 Palmisano, Jr..........       --          --              --          --          --             --

--------
(1) 50% of such options vest 13 months following the date of grant, and the remaining 50% vest on the third anniversary of the date of grant.
(2) Based on the grant of options to purchase a total of 314,987 shares of Common Stock.
(3) Represents hypothetical gains that could be achieved with respect to the grants of options if the options were to be exercised at the end of the option term, based upon assumed rates of appreciation in the market price of Common Stock of 5% and 10%, compounded annually from the date of grant to the expiration date. Actual gains, if any, could vary and will depend upon the actual date or dates, if any, on which the options are exercised and the actual rates of appreciation, if any, in the price of Common Stock.
(4) Based on closing price per share of the Common Stock of $13.8125 on October 18, 1998, as reported on the New York Stock Exchange, less the exercise price of the options.
(5) Based on closing price per share of the Common Stock of $13.25 on September 11, 1998, as reported on the New York Stock Exchange, less the exercise price of the options.

Stock Options Exercised and Year-End Values

  The following table provides certain information, with respect to the Named Executive Officers, concerning the exercise of options during 1998 and with respect to unexercised options at December 31, 1998.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                Number of Unexercised   Value of Unexercised In-
                                               Options at Fiscal Year-    the-Money Options at
                           Shares                        End               Fiscal Year End(1)
                          Acquired    Value   ------------------------- -------------------------
Name                     on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Gasper Lazzara, Jr.,
 D.D.S..................      --        --      273,981      210,069     $298,595    $  973,595
Bartholomew F.
 Palmisano, Sr..........      --        --      273,981      210,069      298,595       973,595
Geoffrey L. Faux........      --        --       50,000      203,014      371,875     1,047,007
Michael C. Johnsen......      --        --       53,056      245,908      837,808     1,518,205
Bartholomew F.
 Palmisano, Jr..........      --        --       15,023       78,372      237,822       477,683

--------
(1) Based upon the closing price per share of the Common Stock of $19.4375 on December 31, 1998, as reported on the New York Stock Exchange, less the exercise price of the options.

Employment Contracts and Change-in-Control Arrangements

  The Company entered into employment agreements with each of Dr. Lazzara and Bartholomew F. Palmisano, Sr. effective as of November 21, 1994. Each such employment agreement provides for a term of three years, which is automatically extended each year for an additional year. Each of Dr. Lazzara and Mr. Palmisano has agreed not to compete with the Company during the term of his respective employment agreement and for a period of two years thereafter. Under their respective employment agreements, Dr. Lazzara and Mr. Palmisano are each to receive an annual base salary of $150,000, subject to cost of living adjustments and annual increases in the discretion of the Compensation Committee of the Board of Directors, and each is entitled to participate in the Company's stock option plans and other benefit programs generally available to executive officers of the Company. In addition, each of Dr. Lazzara and Mr. Palmisano is entitled to receive an annual bonus in the discretion of the Compensation Committee.

  If the Company terminates the employment of Dr. Lazzara or Mr. Palmisano without "cause," as defined in their respective employment agreements, Dr. Lazzara or Mr. Palmisano, as applicable, is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to him by the Company would immediately vest. In addition, he is to receive continued payment of his annual base salary for a period of three years (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to him during the two years prior to such termination. Dr. Lazzara and Mr. Palmisano may elect to receive a lump sum amount equal to the present value of such severance payments, but not less than two times their respective annual base salary.

  If Dr. Lazzara or Mr. Palmisano terminates his employment upon a "change of control" of the Company, as defined in their respective employment agreements, Dr. Lazzara or Mr. Palmisano, as applicable, is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to him by the Company would immediately vest. In addition, he is to receive continued payment of his annual base salary for the remainder of the term of his employment agreement (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to him during the two years prior to such termination. Dr. Lazzara and Mr. Palmisano may elect to receive a lump sum amount equal to the present value of such severance payments, but not less than three times their respective annual base salary. Severance payments to Dr. Lazzara and Mr. Palmisano upon a change of control may not, however, exceed the maximum amount which the Company may deduct for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code.

  The Company entered into an employment agreement with Mr. Faux effective as of September 1, 1996. Mr. Faux's employment agreement provides for a term of three years. Mr. Faux has agreed not to compete with the Company during the term of his employment agreement and for a period of two years thereafter. Under Mr. Faux's employment agreement, he is to receive an annual base salary of $200,000, subject to annual increases in the discretion of the Compensation Committee of the Board of Directors, and he is entitled to participate in the Company's stock option plans and other benefit programs generally available to executive officers of the Company. In addition, under the terms of his employment agreement, Mr. Faux was granted options to purchase 100,000, 30,000 and 40,000 shares of Common Stock under the Company's 1994 Incentive Stock Plan (the "Incentive Plan") on October 25, 1996, September 1, 1997 and September 1, 1998, respectively.

  In addition, for each fiscal year during the term of his employment agreement, Mr. Faux is to receive an annual cash performance bonus equal to either: (i) 40% of Mr. Faux's annual base salary if during such year the Company meets or exceeds certain performance criteria established by the Compensation Committee, (ii) 60% of his annual base salary if during such year the Company exceeds such performance criteria by at least 15%, or (iii) 80% of his annual base salary if during such year the Company exceeds such performance criteria by at least 22.5%. Further, at the end of each two fiscal year cycle during the term of Mr. Faux's employment agreement (beginning with fiscal years 1997 and 1998), he is to be granted options under the Incentive Plan to purchase either: (i) 20,000 shares of Common Stock under the Incentive Plan if the Company exceeds certain performance criteria established by the Compensation Committee for such two fiscal year cycle by at least 15%, (ii) 35,000 shares of Common Stock if the Company exceeds such criteria by at least 20%, or (iii) 50,000 shares of Common Stock if the Company exceeds such criteria by at least 25%.

  If the Company terminates Mr. Faux's employment without "cause," or if Mr. Faux terminates his employment for "good reason," each as defined in his employment agreement, Mr. Faux is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to Mr. Faux by the Company would immediately vest. In addition, Mr. Faux is to receive continued payment of his annual base salary for a period of three years (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to Mr. Faux during the two years prior to such termination. Mr. Faux may elect to receive a lump sum amount equal to the present value of such severance payments, up to an amount equal to three times his annual base salary.

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee of the Board of Directors during 1998 were Dr. Lazzara and Messrs. Walters and Tunstall. Dr. Lazzara is the Chairman of the Board and Co-Chief Executive Officer of the Company. There are no interlocks among the members of the Compensation Committee.

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

  The following report is submitted by the Compensation Committee of the Board of Directors pursuant to rules established by the SEC and provides certain information regarding compensation of the Company's executive officers. The Compensation Committee is responsible for establishing and administering a general compensation policy and program for the Company. The Compensation Committee also possesses all of the powers of administration under the Company's employee benefit plans, including all stock option plans and other employee benefit plans. Subject to the provisions of those plans, the Compensation Committee must determine the individuals eligible to participate in each one of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.

Compensation Policies

  The Company's executive compensation policies are designed to complement the Company's business objectives by motivating and retaining quality members of senior management, by aligning management's interests with those of the Company's stockholders and by linking total compensation to the performance of the Company. The Company's executive compensation policies generally consist of equity-based long term incentives, short term incentives and competitive base salaries. The Compensation Committee will continue to monitor the performance of the Company and its executive officers in reassessing executive compensation.

  During 1996, the Company retained the services of an independent consultant to assist the Company in developing a comprehensive executive compensation policy and to provide recommendations to the Compensation Committee on compensation of the Company's executive officers. The consultant conducted a review of the Company's executive compensation and presented a report to the Compensation Committee assessing the effectiveness of the Company's executive compensation policies and providing a comparison of base salaries and long term incentives paid to executive officers of 11 other publicly-traded, health care management companies. The consultant generally recommended that the Company adjust the base salaries of its executive officers to reflect competitive market practices, tie annual incentive amounts to certain performance criteria and establish long term incentives that align financial interests of the executives with increases in value to the Company's stockholders.

Base Salary


  The Compensation Committee reviews the base salaries of the Company's executive officers on an annual basis. Base salaries are determined based upon a subjective assessment of the nature and responsibilities of the position involved, the performance of the particular officer and of the Company, the officer's experience and tenure with the Company and base salaries paid to persons in similar positions with companies comparable to the Company. The base salaries paid to Dr. Lazzara, Bartholomew F. Palmisano, Sr. and Mr. Faux are subject to the terms of their respective employment agreements with the Company.

Annual Bonus

  The employment agreements with Dr. Lazzara and Bartholomew F. Palmisano, Sr. provide for annual bonuses in the discretion of the Compensation Committee. The Company's employment agreement with Mr. Faux provides for annual cash performance bonuses in the event that the Company achieves certain performance criteria established by the Compensation Committee. Dr. Lazzara and Messrs. Palmisano and Faux have not been granted bonuses with respect to 1998.

Long-Term Incentives

  The Company's long-term compensation strategy is focused on the grant of stock options under the Company's Incentive Plan, which the Compensation Committee believes rewards executive officers for their efforts in improving long-term performance of the Common Stock and creating value for the Company's stockholders and aligns the financial interests of management with those of the Company's stockholders. During 1998, the Compensation Committee granted stock options to purchase 120,000 shares of Common Stock to each of Dr. Lazzara and Bartholomew F. Palmisano, Sr. under the Incentive Plan. Under the terms of Mr. Faux's employment agreement, beginning in 1998, Mr. Faux is to be granted stock options in the event that the Company achieves certain long-term performance criteria established by the Compensation Committee. During 1998, Mr. Faux was granted stock options to purchase 40,000 shares of Common Stock under the Incentive Plan.

Section 162(m)

  Section 162(m) of the Code generally disallows a tax deduction by a publicly-held company for compensation in excess of $1,000,000 paid to the company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee intends to structure the future compensation of the Company's executive officers so as to preserve the deductibility of such compensation under Section 162(m).

Co-Chief Executive Officer Compensation for Fiscal Year 1998

  The compensation for Dr. Lazzara and Bartholomew F. Palmisano, Sr. during 1998 focused on the grant of stock options. Based upon a subjective assessment of the performance of the Company and of Dr. Lazzara's and Mr. Palmisano's contributions to that performance, in 1998 the Compensation Committee granted stock options to purchase 120,000 shares of Common Stock to each of Dr. Lazzara and Mr. Palmisano under the Company's Incentive Plan. During 1998, Dr. Lazzara and Mr. Palmisano did not receive a cash bonus, and Mr. Palmisano did not receive a salary increase. Dr. Lazzara received a salary increase of $60,000 in 1998, based upon the Compensation Committee's subjective assessment of his performance and that of the Company.

                                          COMPENSATION COMMITTEE

                                          Edward J. Walters, Jr., Chairman
                                          Gasper Lazzara, Jr., D.D.S.
                                          A Gordon Tunstall

COMPARATIVE PERFORMANCE GRAPH

  The SEC requires the Company to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total stockholder return on the Common Stock with (i) the performance of a broad equity market indicator, and (ii) the performance of a published industry index or peer group index. Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of (i) the S&P 500 Index, as the broad equity market index, and (ii) a self-determined peer group consisting of 19 publicly-traded healthcare practice management companies for use in this Proxy Statement. The peer group includes American Oncology Resources, Inc., Apple Orthodontix, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc., Coastal Physician Group, Inc., Complete Management, Inc., Integra, Inc., MedPartners, Inc., Monarch Dental Corp., Omega Orthodontics, Inc., OrthAlliance, Inc., Pediatrix Medical Group, PhyCor, Inc., Phymatrix Corp., Physician Reliance Network, Inc., Physicians Specialty Corp., ProMedCo Management Company, Sheridan Healthcare, Inc. and Specialty Care Network, Inc.




               [CHART OF CRSP TOTAL RETURNS INDEX APPEARS HERE]

                                       12/20/94    12/29/95    12/31/96     12/31/97    12/31/98
                                       --------    --------    --------     --------    --------
Orthodonic Centers of America, Inc.      100.0       410.6      544.7         566.0       661.7
S&P 500 Stocks                           100.0       138.4      170.7         227.8       293.9
Self-Determined Peer Group               100.0       173.5      125.6         137.1        56.6

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In connection with the Company's 1997 Key Employee Stock Purchase Plan (the "Plan"), the Company financed 50% of the purchase price for each employee who purchased shares of the Common Stock pursuant to the Plan. Among those employees participating in the Plan were Messrs. Faux, Johnsen and Bartholomew
F. Palmisano, Jr. Each loan is evidenced by a promissory note, is a full recourse obligation of the employee secured by all of the shares of Common Stock acquired by the employee in connection with the loan, and bears interest at 6.01% per annum. In addition, Dr. Lazzara and Bartholomew F. Palmisano, Sr. personally financed the remaining 50% of the purchase price for each employee (including Messrs. Faux, Johnsen and Bartholomew F. Palmisano, Jr.) who purchased shares of the Common Stock pursuant to the Plan, on terms comparable to the loans from the Company. Mr. Faux purchased 56,338 shares of Common Stock, for a total purchase price of $999,990.50. Mr. Johnsen purchased 56,338 shares of Common Stock, for a total purchase price of $999,990.50. Bartholomew
F. Palmisano, Jr. purchased 15,211 shares of Common Stock for a total purchase price of $269,996. The outstanding principal and accrued interest under each loan is payable, in one lump-sum payment, on the earlier of (i) November 3, 2002 or (ii) termination of the employee's employment with the Company. If the employee sells or transfers any of the shares of Common Stock purchased under the Plan prior to that date, a proportionate amount of the loans and accrued interest will become due and payable. If the employee holds the shares of Common Stock purchased under the Plan for three to five years, he or she will be entitled to 100% of any gains from a sale of the shares, and the Company will reduce the balance amount of its loan to the employee by 50% of the losses from such a sale or transfer. If the employee holds the shares of Common Stock for less than three years, he or she will be responsible for 100% of any losses, but entitled to only 50% of any gains, from such a sale or transfer. At December 31, 1998, the total original principal amount of the loans to Messrs. Faux, Johnsen and Bartholomew F. Palmisano, Jr. remained outstanding.

  Moore, Walters, Shoenfelt & Thompson, a law firm of which Edward J. Walters, Jr., a director of the Company, is a partner, provided certain legal services to the Company during 1998, and may provide additional legal services to the Company in the future.

                              GENERAL INFORMATION

Stockholder Proposals for 2000 Annual Meeting

  Stockholder proposals intended to be presented at the 2000 annual meeting of stockholders must be received by the Company at its executive offices at 5000 Sawgrass Village Circle, Suite 25, Ponte Vedra Beach, Florida 32082 not later than December 11, 1999 in order to be included in the Company's proxy statement and proxy for the 2000 annual meeting.

Discretionary Authority

  As to any proposal(s) that a stockholder intends to present for consideration by stockholders at the Company's 2000 annual meeting of stockholders other than by including the proposal(s) in the Company's proxy statement, the individuals named as proxies on the proxy card for the 2000 annual meeting may exercise their discretionary authority in voting such proxies unless the Company receives notice of the matter(s) to be proposed not later than February 24, 2000. Even if proper notice is received on or prior to February 24, 2000, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority in voting such proxies with respect to such matter(s) by advising stockholders of the proposal(s) and how the proxies intend to exercise their discretion to vote on these matter(s), unless the stockholder making the proposal(s) solicits proxies with respect to the proposal(s) to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

Other Matters

  The Board of Directors is not aware of any business to be presented at the Annual Meeting other than that described in the accompanying Notice of Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the persons named on the enclosed proxy card will vote on such matters in accordance with the recommendation of the Board of Directors.

Counting of Votes

  All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

  Inspectors of election will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Miscellaneous

  The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

  A copy of the Company's 1998 Annual Report to Stockholders has been mailed to all stockholders entitled to notice of and to vote at the Annual Meeting.

April 14, 1999

PROXY CARD

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

  The undersigned hereby appoints Gasper Lazzara, Jr., D.D.S. and Bartholomew
F. Palmisano, Sr., and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Orthodontic Centers of America, Inc. (the "Company") to be held at the Marriott at Sawgrass Resort in Ponte Vedra Beach, Florida on Thursday, May 13, 1999, at 1:00 p.m. (Eastern Time), and at any adjournment thereof.

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

  THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (I) FOR THE ELECTION AS CLASS II DIRECTORS OF THE NOMINEES NAMED ON THIS CARD, (II) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 1999 AND (III) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                          (Continued on reverse side)
1. Election of Class II Directors.   Nominees: Michael C. Johnsen
                                               Ashton J. Ryan, Jr.
 FOR all        WITHHOLD                       Edward J. Walters, Jr.
  nominees      AUTHORITY
  listed        to vote for
  (except as    all
  marked to     nominees
  the           listed
  contrary)

     [_]          [_]           INSTRUCTION: To withhold authority to vote for
                                any individual nominee, write his name or
                                their names in the following space:
                                -----------------------------------------------


2. Proposal to ratify the
   appointment of Ernst & Young
   LLP as independent auditors
   of the Company and its
   subsidiaries for the year
   ending December 31, 1999.

    FOR   AGAINST   ABSTAIN              Dated: _________________________, 1999
    [_]      [_]        [_]
                                         ______________________________________
                                         Signature

                                         ______________________________________
                                         Signature if held jointly

                                         IMPORTANT: Please sign exactly as
                                         your name or names appear on this
                                         proxy and mail promptly in the
                                         enclosed envelope. If you sign as
                                         agent or in any other capacity,
                                         please state the capacity in which
                                         you sign.